UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2004

UNITED TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Financial Plaza

Hartford, Connecticut 06103

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code

(860) 728-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8—Other Events

Item 8.01. Other Events

On December 16, 2004, United Technologies Corporation (“UTC”) issued two press releases related to its offer for the shares of Kidde plc (“Kidde”). In the first press release, UTC announced that Kidde’s Board of Directors unanimously recommended UTC’s cash offer of 165 U.K. pence per Kidde share, or a total of $2.8 billion. Kidde shareholders will also receive a special interim dividend of two pence per Kidde share in lieu of a final dividend for 2004. In the second press release, UTC disclosed that it has acquired in the market additional shares of Kidde and that UTC now owns shares representing approximately 10.1% of the issued share capital of Kidde.

The press releases issued December 16, 2004 are furnished herewith as Exhibits No. 99.1 and 99.2 to this Report, and shall not be deemed filed for the purposes of Section 18 of the Exchange Act.

Section 9—Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits.

The following exhibits are included herewith:

Exhibit Number	Exhibit Description
99.1	Press release, dated December 16, 2004, issued by United Technologies Corporation.

99.2	Press release, dated December 16, 2004, issued by United Technologies Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED TECHNOLOGIES CORPORATION
(Registrant)

Date: December 17, 2004	By:	/s/ William H. Trachsel
William H. Trachsel
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press release, dated December 16, 2004, issued by United Technologies Corporation

99.2	Press release, dated December 16, 2004, issued by United Technologies Corporation